UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Steadfast Income REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-0351641
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address and Zip Code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-160748

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Steadfast Income REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to the sections entitled “Suitability Standards” and “Description of Capital Stock” in Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 24, 2012 (File No. 333-160748), as amended and supplemented through the date hereof.

ITEM 2.	EXHIBITS.

3.1	Second Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11, filed May 6, 2010 (File No. 333-160748))

3.2	Bylaws of Steadfast Secure Income REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11, filed July 23, 2009 (File No. 333-160748))

4.1	Form of Subscription Agreement (included as Appendix B to the Prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, filed April 24, 2012 (File No. 333-160748))

4.2	Form of Distribution Reinvestment Plan (included as Appendix C to the Prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, filed April 24, 2012 (File No. 333-160748))

4.3	Redemption Request Form (included as Appendix D to the Prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, filed April 24, 2012 (File No. 333-160748))

4.4	Application for Transfer ((included as Appendix E to the Prospectus that is part of Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11, filed April 24, 2012 (File No. 333-160748))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STEADFAST INCOME REIT, INC.

Date: April 27, 2012	By:	/s/ Rodney F. Emery
	Name:	Rodney F. Emery
	Title:	Chairman of the Board, Chief Executive Officer and President